AMENDED AND RESTATED
                                     BY-LAWS

                                       of

                          UNIVERSAL MONEY CENTERS, INC.
                            (A Missouri Corporation)


                                    ARTICLE I

                                     Offices

        Section 1. Registered Office. The registered office of the corporation shall be located at such place in the State of Missouri as the Board of Directors may from time to time authorize by duly adopted resolution.

        Section 2. Other Offices. The corporation may also have offices at such other places, either within or without the State of Missouri, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  Shareholders

        Section 1. Place of Meetings. Meetings of shareholders shall be held at such place, either within or without the State of Missouri, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

        Section 2. Annual Meetings. Annual meetings of shareholders shall be held once each year on such date and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting.

        Section 3. Special Meetings. Special meetings of the shareholders may be called only by the Board of Directors.

        Section 4. Notice of Meetings. Written or printed notice of each meeting of shareholders stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) or more than seventy (70) days before the date of the meeting, by or at the direction of the Board of Directors, the President, or the Secretary to each shareholder of record entitled to vote at such meeting. Written notice may include, but is not limited to, notice by electronic transmission, which means any process of communication not directly involving the physical transfer of paper

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that is suitable for the retention, retrieval and reproduction of information by the recipient. Any notice of a shareholders' meeting sent by mail shall be deemed given when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his or her address as it appears on the records of the corporation.

        Section 5. List of Shareholders. At least ten (10) days before each meeting of shareholders, the Secretary shall prepare a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder, and such list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during usual business hours for a period of at least ten (10) days prior to the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

        Section 6. Quorum. Except as otherwise provided by law or in the articles of incorporation, the holders of a majority of the outstanding shares entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum at such meeting for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the right successively to adjourn the meeting to another time and place as provided in Section 7 hereof.

        Section 7.    Adjournment and Postponement of Meetings.

               (a) Any meeting of shareholders may be successively adjourned to a specified date not longer than ninety (90) days after such adjournment or to another place. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than ninety (90) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date and place of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

               (b) A shareholders' meeting may be successively postponed by resolution of the Board of Directors to a specified date up to ninety (90) days after such postponement or to another place, provided public notice of such postponement is given prior to the date previously scheduled for such meeting. Such notice shall state the new date and place of such postponed meeting. Public notice shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the United States Securities and Exchange Commission.

        Section 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless the proxy provides otherwise.


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        Section 9. Voting. Except as otherwise provided by law or by the articles of incorporation and subject to the provisions of these By-laws, each shareholder shall be entitled to one vote for each share of common stock held by such shareholder; provided, however, that at all elections for directors, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares so held by such shareholder, multiplied by the number of directors to be elected at such election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates.

        Section 10. Organization. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the shareholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any officer or director to act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting. The chairman of the meeting shall have the authority on his or her own motion to adjourn the meeting from time to time as provided in these By-laws.

        Section 11. Order of Business. All meetings of shareholders shall be conducted in accordance with such rules as are prescribed by the chairman of the meeting. The order of business at all meetings of the shareholders shall be determined by the chairman of the meeting.

        Section 12. Advance Notice of Shareholder Nominations and Shareholder Proposals.

               (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation at any meeting of shareholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at any such meeting of shareholders (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of record of the corporation who is entitled to vote in the election of directors at such meeting and who complies with the notice procedures set forth in Section 12(b).

               (b) If a shareholder proposes to nominate one or more candidates for election as directors at a meeting of shareholders at which directors are to be elected, the shareholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable requirements. To be timely, the shareholder's notice must be delivered to the Secretary at the principal executive offices of the corporation not less than sixty (60) days prior to the date scheduled for such meeting; provided, however, that if notice or public announcement of the scheduled date of the meeting is not given or made at least seventy (70) days prior to the date scheduled for the meeting, such shareholder's notice must be so delivered to the Secretary not more than ten (10) days following the day on which such notice of meeting was mailed or such public announcement was made, whichever is earlier. In no event shall the postponement, deferral or adjournment of a shareholders' meeting commence a new time period for the giving of notice by a shareholder as described above. For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service,

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Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act").

               To be in proper written form, a shareholder's notice to the Secretary must set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by the person and
(D) any other information concerning the person that would be required to be disclosed in a proxy statement or other filings in connection with the solicitation of proxies for the election of such person as a director under Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the corporation's books, of such shareholder, (B) the name and address of the beneficial owner, if any, on whose behalf the nomination(s) are made, (C) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such shareholder and any such beneficial owner, (D) a description of all arrangements or understandings between such shareholder or beneficial owner and each proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder and (E) any other information relating to such shareholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

               (c) No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of record of the corporation who is entitled to vote at such meeting and who complies with the notice procedures set forth in Section 12(d). Any business to be brought before the annual meeting by any shareholder must also be a proper matter for shareholder action.

               (d) If a shareholder proposes to bring business before an annual meeting of shareholders, the shareholder must give timely notice thereof in proper written form to the Secretary of the corporation, in addition to complying with any other applicable requirements. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the corporation within the period specified in Section 12(b) hereof. In no event shall the postponement, deferral or adjournment of a shareholders' meeting commence a new time period for the giving of notice by a shareholder.

               To be in proper written form, a shareholder's notice to the Secretary must set forth (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the

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corporation's books, of such shareholder, (iii) the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iv) the class and number of shares of capital stock of the corporation that are owned beneficially and owned of record by such shareholder and any such beneficial owner, (v) a description of all arrangements or understandings between such shareholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder,
(vi) a description of any material financial or other interest of such shareholder or beneficial owner in such proposal and (vii) any other information that would be required to be disclosed in a proxy statement soliciting proxies for approval of the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

               (e) The Board of Directors, or a designated committee thereof, may reject any shareholder's nomination or shareholder's proposal which is not timely made in accordance with the provisions of this Section 12. If the Board of Directors, or a designated committee thereof, determines that the information provided in a shareholder's notice does not comply with the requirements of this
Section 12 in any material respect, the Secretary of the corporation shall notify the shareholder of the deficiency. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within ten (10) days from the date such deficiency notice is given to the shareholder, or such shorter time as may reasonably be deemed appropriate by the Board of Directors or committee. Without limiting the methods that the Company may use to give such deficiency notice, any such deficiency notice shall be deemed to be given to the shareholder when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at the shareholder's address as it appears on the records of the corporation. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 12 in any material respect, then the Board of Directors or committee may reject such shareholder's notice.

               (f) Notwithstanding the procedures set forth in Section 12(e) hereof, if the Board of Directors or any committee thereof does not make a determination as to whether a shareholder's notice complies with the provisions of this Section 12, the chairman of the meeting shall make the determination and declare at the meeting whether the shareholder has so complied. If the chairman determines that the shareholder has not so complied, then unless the chairman in his or her sole and absolute discretion waives such noncompliance, the chairman shall declare at the meeting that the shareholder's nomination or proposal was not properly made and the defective nomination or shareholder proposal shall be disregarded.

                                   ARTICLE III

                               Board of Directors

        Section 1. Power and Authority. The property and business of the corporation shall be controlled and managed by the Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, or by the articles of incorporation, or by these By-laws directed or required to be exercised or done by the shareholders.

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        Section 2. Number and Election. The number of directors which shall constitute the Board of Directors shall be determined from time to time by resolution of the Board of Directors, provided that no reduction by the Board of Directors in the number of directors shall affect the term of any incumbent director. The directors shall be elected at the annual meeting of shareholders, except as provided in Article III, Section 3 hereof, and each director elected shall hold office until his or her successor is elected and has qualified or until his or her earlier death, resignation or removal.

        Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen to fill any such vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.

        Section 4. First Meeting of Each Board. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of shareholders or any adjournment thereof at the place where the annual meeting of shareholders was held, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting. In the event the meeting is not held at that time and place, such first meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.

        Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as the Board of Directors may from time to time determine.

        Section 6. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board and Chief Executive Officer or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting as hereinafter provided. Notice of the meeting shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least three (3) days before the meeting, or shall be sent to him or her at such place by telegraph, telecopy or facsimile transmission or be delivered personally or by telephone at least twenty-four hours before the meeting. The notice shall state the date, time and place of the meeting but need not state the purpose thereof, except as otherwise expressly provided in these By-laws.

        Section 7. Waiver of Notice. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any regular or special meeting need be specified in any written waiver of notice unless so required by the articles of incorporation or these By-laws. Attendance of a director at any meeting, whether regular or special, shall constitute a waiver of notice of such meeting except where a director attends a

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meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 8. Quorum; Voting. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by the articles or incorporation or these By-laws. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board of Directors, unless the act of a greater number is required by the articles of incorporation or these By-laws. If less than a quorum shall be present at any meeting, the directors present at such meeting shall have the right successively to adjourn the meeting to another time and place as provided in Section 9 hereof.

        Section 9. Adjournment of Meetings. The directors present at any meeting of directors shall have the right to successively adjourn the meeting to another date, time and place. Notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the directors may transact any business which might have been transacted at the original meeting.

        Section 10. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as Secretary of the meeting, but, in the Secretary's absence, the presiding officer may appoint any person to act as secretary of the meeting.

        Section 11. Committees of Directors. The Board of Directors may by resolution or resolutions adopted by a majority of the whole Board of Directors designate two or more directors to constitute an executive committee, finance committee, audit committee or such other committee or committees as the Board of Directors may from time to time deem advisable. Except to the extent restricted by law, any such committee shall have and may exercise all of the authority of the Board of Directors in the management of the corporation to the extent provided in said resolutions. All committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

        Section 12. Telephone Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment whereby all participants can hear each other and such participation shall constitute attendance in person.

        Section 13. Presumption of Assent. A member of the Board of Directors or any committee thereof who is present at a meeting of the Board or such committee, as the case may be, at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation within ten (10) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director or committee member who voted in favor of such action.

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        Section 14. Action by Consent. Except as provided in the articles of incorporation, any action which is required to be or may be taken at a meeting of the directors or of any committee thereof may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all members of the Board of Directors or of the committee, as the case may be. Such consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors or the committee, as the case may be.

        Section 15. Removal. One or more directors or the entire Board of Directors may be removed, with or without cause, at a meeting of shareholders by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the articles of incorporation or these By-laws provide for cumulative voting in the election of directors, and if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there are classes of directors, at an election of the class of directors of which he is a part. Any director of the corporation may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the qualifications stated in the articles of incorporation or By-laws for election as a director or shall be in breach of any agreement between such director and the corporation relating to such director's services as a director or employee of the corporation. Notice of the proposed removal by the Board of Directors shall be given to all directors of the corporation prior to action thereon.

        Section 16. Resignations. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the Chairman of the Board or the President of the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 17. Compensation of Directors. Unless otherwise restricted by law or by the articles of incorporation, the Board of Directors shall have the authority to fix the compensation, if any, of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

                                   ARTICLE IV

                                    Officers

        Section 1. General. The Board of Directors shall elect the officers of the corporation, which shall include a President and a Secretary and such other or additional officers (including, without limitation, a Chairman of the Board, Chief Executive Officer, one or more Vice-Chairmen

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of the Board, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries,
a Treasurer and Assistant Treasurers) as the Board of Directors may designate.

        Section 2. Term of Office; Removal and Vacancy. Each officer shall hold office until his or her successor is elected and has qualified or until his or her earlier death, resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Any removal shall be without prejudice to the contractual rights, if any, of the person so removed. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

        Section 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his or her respective office, such powers and duties as are specified below and such powers and duties as from time to time may be conferred upon him or her by the Board of Directors.

        Section 4. Power to Vote Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any other corporation in which this corporation may hold securities, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such securities at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such securities. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

        Section 5. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall perform such other duties as may be delegated or assigned to him or her from time to time by the Board of Directors or the officer designated as Chief Executive Officer.

        Section 6. President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and all meetings of the Board of Directors; the President may sign certificates for shares of the corporation, and may sign all notes, agreements or other instruments in writing made and entered into for or on behalf of the corporation, except in cases where the signing thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general the President shall perform all duties incident to the office of president and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the officer designated as Chief Executive Officer.

        Section 7. Chief Executive Officer. The Chairman of the Board shall be the Chief Executive Officer, unless the Board of Directors designates the President as the Chief Executive Officer. The Chief Executive Officer shall be responsible for the supervision, general control and management of the business and affairs of the corporation, subject only to the authority of the Board of Directors, shall insure that all orders and resolutions of the Board of Directors are

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carried into effect and in general shall perform all duties incident to the office of chief executive officer.

        Section 8. Vice President. The Vice Presidents, if any, in the order of their seniority, shall perform all of the duties of the President in the event of the death, disability or absence of the President and such other duties, if any, as may be prescribed by the Board of Directors from time to time.

        Section 9. Secretary. The Secretary shall keep an accurate record of the proceedings of the meetings of the stockholders and directors, shall countersign all certificates of stock, shall attach the corporate seal thereto, and to all other instruments requiring it, and shall perform such duties as are usually incident to the office of the Secretary and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 10. Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, shall perform all of the duties of the Secretary in the event of the death, disability or absence of the Secretary, and such other duties, if any, as may be prescribed by the Board of Directors from time to time.

        Section 11. Treasurer. The Treasurer, if any, shall have charge of the funds of the corporation, shall keep an accurate account of all transactions of the corporation, of all moneys received and paid out, and shall deposit or cause to be deposited all funds of the corporation in the corporation's name in such banking institution or institutions as may be designated by the Board of Directors. The Treasurer shall, when requested, make a report to the stockholders at the annual meeting thereof, shall make reports to the Chief Executive Officer and to the Board of Directors whenever so directed by the Chief Executive Officer or the Board of Directors, and shall perform such other duties as are usually incident to the office of the Treasurer and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 12. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, shall perform all of the duties of the Treasurer in the event of the death, disability or absence of the Treasurer and such other duties, if any, as the Board of Directors may from time to time assign to them.

                                    ARTICLE V

                                  Capital Stock

        Section 1. Certificates of Stock. Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation. Any or all of the signatures on the certificate may be a facsimile and the seal may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it

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may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        Section 2. Lost Certificates. The corporation may authorize the issuance of a new certificate or certificates of stock in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation and transfer agent a bond in such sum as the corporation may direct sufficient to indemnify the corporation and transfer agent against any claim that may be made against the corporation or transfer agent on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

        Section 4. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

        Section 5. Fixing the Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any postponement or adjournment thereof, shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the date any change, conversion or exchange of stock shall go into effect, the Board of Directors may fix in advance a record date, which shall not be more than seventy (70) days before the date of such meeting or such other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any postponement or adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the postponed or adjourned meeting.

                                   ARTICLE VI

                                  Miscellaneous

        Section 1. Dividends. Subject to the provisions of applicable law and the articles of incorporation, dividends upon the shares of capital stock of the corporation may be declared by the Board of Directors from time to time. Dividends may be paid in cash, in property or in shares of capital stock of the corporation, unless otherwise provided by applicable law or the

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


articles of incorporation.

        Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the corporation or for such other purpose as the Board of Directors may think conducive to the interests of the corporation. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

        Section 3. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and state of incorporation.

        Section 4. Fiscal Year. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the corporation.

        Section 5. Checks, Notes, Drafts, Etc.. All checks, notes, drafts or other orders for the payment of money of the corporation may be signed, endorsed or accepted in the name of the corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designations.

        Section 6. Execution of Contracts, Deeds, Etc. In addition to the authority granted in these By-laws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into or execute and deliver in the name and on behalf of the corporation any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

        Section 7.    Indemnification of Directors and Officers.

               (a) To the full extent permitted and in the manner prescribed by the laws of the State of Missouri (except for Section 351.355.6 of the Missouri General and Business Corporation Law) as the same presently exists, the corporation shall (i) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding (except that the corporation shall not indemnify any such person against judgments, fines and amounts paid in settlement with respect to an action by or in the right of the corporation) and (ii) pay to such person expenses incurred in defending any such action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this
Section 7.



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


               (b) All rights provided any person by this Section 7 shall be contract rights. No amendment, alteration, addition, change or repeal of this
Section 7, of any other provisions of the articles of incorporation or of these By-laws shall in any way impair or reduce the rights to indemnification or advancement of expenses provided by this Section 7 to such person with respect to any acts or omissions of such person occurring prior to the time of such amendment, alteration, addition, change or repeal.

               (c) The right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Section 7 shall not be exclusive of any other right to which any person may have or hereinafter acquire under any statute, provision of the articles of incorporation or these By-laws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (d) Without limiting the foregoing, the corporation is authorized to enter into indemnification agreements with such of the persons specified in subsection (a) as the Board of Directors may from time to time determine, to provide greater rights to indemnification and advancement of expenses than that expressly permitted under the Missouri General and Business Corporation Law, except that no such agreement shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

               (e) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 7 or the Missouri General and Business Corporation Law.

               (f) Notwithstanding the provisions of subsection (a) hereof, if the Missouri General and Business Corporation Law is amended after the formation of the corporation to permit greater rights to indemnification or advancement of expenses than that provided in this Section 7, then the persons specified in subsection (a) shall be indemnified to the full extent permitted by the Missouri General and Business Corporation Law as so amended.

               (g) In the event that any part of this Section 7 shall be found in any action, suit or proceeding to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected and the corporation shall indemnify the persons specified in subsection (a) to the full extent required by the remaining parts of this Section 7, and to the full extent permitted by the General and Business Corporation Law of the State of Missouri.

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


                                   ARTICLE VII

                                    Amendment

        The Board of Directors shall have the power to make, alter or repeal the By-laws of the corporation, subject to the power of the shareholders to alter or repeal the By-laws made or altered by the Board of Directors.




                                   CERTIFICATE

        I, the undersigned, hereby certify that I am the Secretary of Universal Money Centers, Inc., and that these Amended and Restated By-laws were duly adopted by the Board of Directors of said corporation as the By-laws of said corporation, effective April 19, 1999.


April 19, 1999

                                    /s/ Pamela A. Glenn
                                    ___________________________________
                                    Secretary







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